EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 1999, on the consolidated financial statements of Infratest Burke Aktiengesellschaft Holding, Munich, and subsidiaries as of September 30, 1998, 1997 and 1996, and for each of the years in the three year period ended September 30, 1998, included in NFO Worldwide, Inc.'s current report on Form 8-K/A dated February 3, 1999, into NFO Worldwide, Inc.'s previously filed Registration Statements, File Nos. 33-73516, 33-83002, 33-91936, 333-24297, 333-24299, 333-38497, 333-51929, and 333-58067.


Munich, Germany
February 1, 1999

                                     Haarmann, Hemmelrath & Partner GmbH
                                       Wirtschaftsprufungsgesellschaft
                                         Steuerberatungsgesellschaft


                                      Zelger                   ppa. Pilenghi
                                 Wirtschaftsprufer           Wirtschaftsprufer

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